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EXHIBIT 3.15

                        STATE OF DELAWARE
                        SECRETARY OF STATE
                        DIVISION OF CORPORATIONS
                        FILED 12:00 PM 11/14/1995
                        950264258 - 2561483

CERTIFICATE OF INCORPORATION
OF
EXSIL, INC.

* * * * *

        1.     The name of the corporation is Exsil, Inc.

        2.     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        3.     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        4.     The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000); all of such shares shall be without par value.

        5.     The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

        6.     The name and mailing address of the sole incorporator is:

    M. A. Brzoska
    Corporation Trust Center
    1209 Orange Street
    Wilmington, Delaware 19801

        7.     A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

        8.     The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

        I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 14th day of November, 1995.

/s/ M.A. Brzoska Sole Incorporator

                        STATE OF DELAWARE
                        SECRETARY OF STATE
                        DIVISION OF CORPORATIONS
                        FILED 04:30 PM 12/21/1995
                        950304706 - 2561483

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

EXSIL, INC., a California corporation,

AND

WINCHESTER DISC INC., a California corporation,

INTO

EXSIL, INC., a Delaware corporation.

* * * * * *

        EXSIL, INC., a corporation organized and existing under the laws of Delaware, DOES HEREBY CERTIFY:

        FIRST: That this corporation was incorporated on the 14th day of November, 1995, pursuant to the General Corporation Laws of the State of Delaware.

        SECOND: That this corporation owns all of the outstanding shares of the stock of Exsil, Inc., a corporation incorporated on the 13th day of July, 1984, pursuant to the General Corporation Law of California.

        THIRD: That this corporation owns all of the outstanding shares of each class of the stock of Winchester Disc Inc., a corporation incorporated on the 3rd day of June, 1983, pursuant to the General Corporation Law of California.

        FOURTH: That this corporation, by the following resolutions of Its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 19th day of December, 1995, determined to and did merge into itself said Exsil, Inc., a California corporation, and Winchester Disc Inc., a California corporation:

        RESOLVED, that Exsil, Inc. merge, and it hereby does merge into itself said Exsil, Inc., a California corporation, and Winchester Disc Inc., a California corporation, and assumes all their obligations; and

        FURTHER RESOLVED, that the merger shall became effective on December 31, 1995 at 11:59 p.m.

        FURTHER RESOLVED, that the terms and conditions of the merger are as outlined in the Plan of Merger attached hereto as Exhibit A.

        FURTHER RESOLVED, that the proper officer of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Exsil, Inc., a California corporation, and Winchester Disc Inc., a California corporation, and assume their liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

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        IN WITNESS WHEREOF, said Exsil, Inc. has caused this Certificate to be signed by Thomas J. Riordan, its Vice President, this 19th day of December, 1995.

EXSIL, INC., a Delaware corporation
By:	/s/ Thomas J. Riordan Thomas J. Riordan Vice President

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EXHIBIT A

PLAN OF OWNERSHIP AND MERGER

        Plan of Ownership and Merger (the "Plan") of Exsil, Inc., a California corporation ("EXSIL/CALIFORNIA"), and Winchester Disc Inc., a California corporation ("WINCHESTER DISC"), with and into their parent corporation, Exsil, Inc., a Delaware corporation ("EXSIL/DELAWARE").

        The following summarizes the basic terms and conditions of the merger between the aforesaid parties:

ARTICLE 1
MERGER OF EXSIL/CALIFORNIA AND WINCHESTER DISC WITH AND INTO EXSIL/DELAWARE

          1.1    The Merger.    At the Effective Time (as hereinafter defined), subject to the terms and conditions of this Plan and pursuant to the provisions of the General Corporation Law of Delaware, EXSIL/CALIFORNIA and WINCHESTER DISC shall be merged with and into their parent corporation, EXSIL/DELAWARE (the "Merger"), the separate existence of EXSIL/CALIFORNIA and WINCHESTER DISC (except as may be continued by operation of law) shall cease, and EXSIL/DELAWARE shall continue as the surviving corporation. The Merger shall have the effects set forth herein and the effects set forth in the General Corporation Law of Delaware.

          1.2    Effective Date and Time of Merger.    The Certificate of Ownership and Merger shall provide that the Merger shall be effective December 31, 1995 at 11:59 p.m. (the "Effective Date and Time").

ARTICLE 2
CANCELLATION OF SHARES

          2.1    Cancellation of Shares.    At the Effective Date and Time, by virtue of the Merger and without any action on the part of EXSIL/CALIFORNIA or WINCHESTER DISC or the holders of each share of (i) no par value common stock of EXSIL/CALIFORNIA; (ii) no par value common stock of WINCHESTER DISC; or (iii) no par value preferred stock of WINCHESTER DISC issued and outstanding immediately prior to the Effective Date and Time shall be cancelled and retired and no payment shall be made with respect thereto.

ARTICLE 3
SHAREHOLDER & BOARD OF DIRECTORS CONSENT

          3.1   The foregoing Plan of Ownership and Merger was duly adopted by the Shareholders and the Boards of Directors of each respective corporation on the 19th day of December, 1995.

                        STATE OF DELAWARE
                        SECRETARY OF STATE
                        DIVISION OF CORPORATIONS
                        FILED 01:30 PM 01/19/1996
                        960018009 - 2561483

CERTIFICATE OF CORRECTION
FILED TO CORRECT A CERTAIN ERROR IN THE
CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
EXSIL, INC., a California corporation,
AND
WINCHESTER DISC INC., a California corporation,
INTO EXSIL, INC., a Delaware corporation,
FILED IN THE OFFICE OF
THE SECRETARY OF STATE OF DELAWARE
ON DECEMBER 21, 1995.

        EXSIL, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

          (i)    The name of the corporation is Exsil, Inc. (the "Corporation").

          (ii)   That a Certificate of Ownership and Merger Merging Exsil, Inc., a California corporation, and Winchester Disc Inc., a California corporation, into Exsil, Inc., a Delaware corporation, was filed by the Secretary of State of Delaware on December 21, 1995 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

          (iii)  The inaccuracy or defect of said Certificate to be corrected is as follows:

          Article Seventh of the Certificate of Ownership and Merger Merging Exsil, Inc., a California corporation, and Winchester Disc Inc., a California corporation, into Exsil, Inc., a Delaware corporation, and Section 1.2 of the Plan of Ownership and Merger attached to said Certificate of Ownership and Merger as Exhibit A, incorrectly stated the effective date and time of the merger as December 31, 1995 at 11:59 p.m.

          (iv)  Article Seventh of the Certificate of Ownership and Merger Merging Exsil, Inc., a California corporation, and Winchester Disc Inc., a California corporation, into Exsil, Inc., a Delaware corporation, and the Plan of Ownership and Merger attached to said Certificate of Ownership and Merger as Exhibit A are corrected to read as follows:

        SEVENTH: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 19th day of December, 1995, determined to and did merge into itself said Exsil, Inc., a California corporation, and Winchester Disc Inc., a California corporation:

        RESOLVED, that Exsil, Inc. merge, and it hereby does merge into itself said Exsil, Inc., a California corporation, and Winchester Disc Inc., a California corporation, and assumes all their obligations; and

        FURTHER RESOLVED, that the merger shall become effective on January 1, 1996 at 12:01 a.m.

        FURTHER RESOLVED, that the terms and conditions of the merger are as outlined in the Plan of Merger attached hereto as Exhibit A.

        FURTHER RESOLVED, that the proper officer of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Exsil, Inc., a California corporation, and Winchester Disc Inc., a California corporation, and assume their liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

EXHIBIT A

PLAN OF OWNERSHIP AND MERGER

        Plan of Ownership and Merger (the "Plan") of Exsil, Inc., a California corporation ("EXSIL/CALIFORNIA"), and Winchester Disc Inc., a California corporation ("WINCHESTER DISC"), with and into their parent corporation, Exsil, Inc., a Delaware corporation ("EXSIL/DELAWARE").

        The following summarizes the basic terms and conditions of the merger between the aforesaid parties:

ARTICLE 1
MERGER OF EXSIL/CALIFORNIA AND WINCHESTER DISC WITH AND INTO EXSIL/DELAWARE

        1.1    The Merger.    At the Effective Time (as hereinafter defined), subject to the terms and conditions of this Plan and pursuant to the provisions of the General Corporation Law of Delaware, EXSIL/CALIFORNIA and WINCHESTER DISC shall be merged with and into their parent corporation, EXSIL/DELAWARE (the "Merger"), the separate existence of EXSIL/CALIFORNIA and WINCHESTER DISC (except as may be continued by operation of law) shall cease, and EXSIL/DELAWARE shall continue as the surviving corporation. The Merger shall have the effects set forth herein and the effects set forth in the General Corporation Law of Delaware.

        1.2    Effective Date and Time of Merger.    The Certificate of Ownership and Merger shall provide that the Merger shall be effective January 1, 1996 at 12:01 a.m. (the "Effective Date and Time").

ARTICLE 2
CANCELLATION OF SHARES

        2.1    Cancellation of Shares.    At the Effective Date and Time, by virtue of the Merger and without any action on the part of EXSIL/CALIFORNIA or WINCHESTER DISC or the holders of each share of (i) no par value common stock of EXSIL/CALIFORNIA; (ii) no par value common stock of WINCHESTER DISC; or (iii) no par value preferred stock of WINCHESTER DISC issued and outstanding immediately prior to the Effective Date and Time shall be cancelled and retired and no payment shall be made with respect thereto.

ARTICLE 3
SHAREHOLDER & BOARD OF DIRECTORS CONSENT

        3.1   The foregoing Plan of Ownership and Merger was duly adopted by the Shareholders and the Boards of Directors of each respective corporation on the 19th day of December, 1995.

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  EXHIBIT 3.15
CERTIFICATE OF INCORPORATION OF EXSIL, INC.